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                                                                    EXHIBIT 10.1

DATA RESEARCH ASSOCIATES, INC.
2001 STOCK OPTION PLAN

I.  Purpose of the Plan

The Data Research Associates, Inc. 2001 Stock Option Plan (the "Plan") is intended to provide a means whereby certain key employees of Data Research Associates, Inc., a Missouri corporation (the "Company"), may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and its subsidiaries, and to encourage them to remain with and devote their best efforts to the business of the Company and its subsidiaries, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may make awards to certain employees in the form of stock options ("Options") with respect to shares of the Company's common stock, par value $0.01 per share (the "Stock"). Options may either be nonqualified stock options ("Nonqualified Options") or options ("Incentive Stock Options") which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

II.  Administration

A. The Committee. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") consisting of not less than two members of the Board as the Board may appoint (the "Committee"); provided that so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), the members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act, as such Rule or its equivalent is then in effect ("Rule 16b-3"). Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan not inconsistent with the provisions of the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation or construction of the Plan or any provision thereof by the Committee and any decision made by it under the Plan is final and binding on all persons. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a consent or other written instrument signed by all of the members of the Committee.

B. Powers of the Committee. The Committee shall have the sole authority to:
(1) grant Options; (2) determine the purchase price of the Stock covered by each Option (the "Exercise Price"), the terms and duration of each Option and the terms and provisions of the Option agreements (the "Agreements") entered into under the Plan; (3) determine the key employees to whom, and the times at which, Options shall be granted; (4) determine whether the Option shall be a Nonqualified Option or an Incentive Stock Option and the number of shares to be covered by each Option and (5) prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan.

C. Liability. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the fullest extent permitted by law. The members of the Committee shall be named as insiders in connection with any directors and officers liability insurance coverage that may be in effect from time to time.

D. Delegation by the Committee. The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.


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III.  Eligible Employees

A. Key Employees. Only key employees of the Company and its subsidiaries shall be eligible to receive Options under the Plan. In granting Options to an employee, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company or its subsidiaries and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its subsidiaries with regard to these matters.

B. No Right to Participate. In no event shall any employee, his legal representatives, heirs, legatees, distributes, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

IV.  Shares Subject to the Plan and Delivery Restrictions

A. Number of Shares. The aggregate number of shares which may be issued under the Plan shall not exceed 250,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. To the extent any shares of Stock covered by an Option are not delivered to the holder of the Option because the option, in whole or in part, expires or terminates unexercised or is cancelled or forfeited, or the shares of Stock are not delivered because the Option is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered, and will be available for new grants of Options under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered and the undelivered shares shall be available for new grants of Options under the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Article VI hereof.
B. Effect of Termination of Plan. Any of such shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan and the expiration of all Options granted under the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Options.

V.  Grants of Options

A. General. Options granted under the Plan shall be of such type (Nonqualified Option or Incentive Stock Option) and for such number of shares of Stock and subject to such terms and conditions, which may include, without limitation, the achievement of specific goals, as the Committee shall designate. The Committee may grant Options at any time and from time to time through, but not after, January 1, 2011, to any individual eligible to receive the same. For purposes of the Plan, the date on which an Option is granted is referred to as the "Grant Date."

B. Restrictions on Incentive Stock Options. Grants of Incentive Stock Options shall be subject to the following:

  1. 10% Shareholders. No employee shall be eligible to receive any Incentive Stock Option if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 424(d) of the Code) in excess of 10% of the outstanding voting stock of the Company or a subsidiary (a "10% Shareholder"), unless the Exercise Price for the shares of Stock subject to the Incentive Stock Option is at least 110% of the fair market value of the shares of Stock on the Grant Date and such Option by its terms is not exercisable after the expiration of five years from the Grant Date.

  2. $100,000 Limit. To the extent that the aggregate fair market value (determined at the Grant Date) of Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, such Options shall be treated as Nonqualified Options (this sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted).


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C. Terms of Nonqualified Options and Incentive Stock Options. The Committee may
fix such waiting and/or vesting periods, exercise dates or other limitations as it shall deem appropriate with respect to Options granted under the Plan including, without limitation, the achievement of specific goals. Options granted pursuant to the Plan shall be evidenced by Agreements that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the Plan, as the Committee shall deem advisable (references herein to "Agreements" shall include, to the extent applicable, any amendments to such Agreements):

  1. Payment of Option Exercise Price. Upon exercise of an Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the Company: (a) in cash or by check payable and acceptable to the Company; (b) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the optionee (provided that such shares shall have been then owned by the optionee for a period of six months prior to the exercise) having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (a) above; or (c) subject to the approval of the Committee and to such instructions as the Committee may specify, at the optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee's behalf the full amount of the Exercise Price from the proceeds of such sale and any tax withholding resulting from such exercise; provided, that in the case of an Incentive Stock Option, (b) and (c) above shall apply only if Committee approval is given on or prior to the Grant Date and the Agreement expressly provides for such optional payment terms. In the event that the optionee elects to make payment as allowed under clause (b) above, the Committee may, upon confirming that the optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

  2. Number of Shares. Each Agreement shall state the total number of shares of Stock that are subject to the Option.

  3. Exercise Price. The Exercise Price for each Option shall be fixed by the Committee at the Grant Date, but in no event may the Exercise Price per share be less than the Market Value Per Share on the Grant Date.

  4. Market Value Per Share. The "Market Value Per Share" as of any particular date shall be determined as follows: (a) if the Stock is listed for trading on a national or regional stock exchange, the closing price quoted on such exchange which is published in The Wall Street Journal for the trading day immediately preceding the Grant Date, or if no trade of the Stock shall have been reported for such date, the closing price quoted on such exchange which is published in The Wall Street Journal for the next day prior thereto on which a trade of the Stock was so reported; (b) if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information, in any case for the first day immediately preceding the Grant Date on which the Stock is traded; or (c) if shares of the Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Value Per Share" shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

  5. Term. The term of each Option shall be determined by the Committee at the Grant Date; provided, however, that each Option shall, notwithstanding anything in the Plan or an Agreement to the contrary, expire not more than ten years (five years with respect to an Incentive Stock Option granted to an employee who is a 10% Shareholder) from the Grant Date or, if earlier, the date specified in the Agreement.


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  6. Date of Exercise. In the discretion of the Committee, each Agreement may contain provisions stating that the Option granted therein may not be exercised in whole or in part for a period or periods of time or until the achievement of specific goals, in either case as specified in such Agreement, and except as so specified therein, any Option may be exercised in whole at any time or in part from time to time during its term. The Committee may, however, at any time, in its sole discretion, amend any outstanding Option not immediately exercisable in full, to accelerate the time at which such Option may be exercised or to provide that the time for exercising such Option shall be accelerated upon the occurrence of a specified event.

  7. Termination of Employment.
(a)In the event an individual's employment with the Company and its subsidiaries shall terminate for reasons other than: (i) retirement in accordance with the terms of a retirement plan of the Company or one of its subsidiaries ("retirement"), (ii) permanent disability (as defined in Section 22(e)(3) of the Code), or (iii) death, the individual's Options shall terminate as of the date of such termination of employment and shall not be exercisable to any extent as of and after such time.

(b)If any termination of employment is due to retirement or permanent disability, the individual shall have the right to exercise any Option at any time within the 12-month period (three-month period in the case of retirement for Options that are Incentive Stock Options) following such termination of employment, but only to the extent that the option was exercisable immediately prior to such termination of employment.

(c)Whether any termination of employment is due to retirement or permanent disability and whether an authorized leave of absence or absence for military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee in its sole discretion.

(d)If an individual shall die while entitled to exercise an Option, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option at any time within the 12-month period following the date of the option's death, to the extent that the option was entitled to exercise the same on the day immediately prior to the option's death.

D. Effect of Exercise. The right of an individual to exercise an Option shall terminate to the extent that such Option is exercised.

E. Option Grants in Substitution for Other Awards. Options may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become key employees of the Company or of any of its subsidiaries as a result of a merger or consolidation of the employer corporation with the Company or any such subsidiary, or the acquisition by the Company or a subsidiary of assets of the employer corporation or the acquisition by the Company or a subsidiary of stock of the employer corporation, with the result that such employer corporation becomes a subsidiary of the Company.


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VI.  Recapitalization or Reorganization

A. General. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

B. Adjustments. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which such Option may thereafter be exercised: (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the Exercise Price per share shall be proportionately reduced; and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the Exercise Price per share shall be proportionately increased.

C. Issuance of Securities for Value. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of capital stock of any class or securities convertible into shares of capital stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share with respect to outstanding Options.

D. Fundamental Change. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of capital stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

VII.  Employee's Agreement

If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual shall be required, upon the request of the Company, to execute and deliver to the Company an agreement to such effect.

VIII.  Termination of Authority to Grant Awards
No Options will be granted pursuant to this Plan after January 1, 2011.

IX.  Amendment and Termination

The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Options hereunder; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.


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X.  Effective-Date of Plan

The Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board, Options may be granted under the Plan subject to obtaining such approval; and provided further, however, that if shareholder approval is not obtained within twelve months after the date the Plan is adopted by the Board, no Incentive Stock Options shall be granted under the Plan.

XI.  Preemption by Applicable Laws and Regulations

Anything in the Plan or any Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination with respect to the issuance or other distribution of shares of Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, the issuance or distribution of such shares or the making of such determination shall be deferred until such action shall have been taken.

XII.  Miscellaneous

A. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the optionee, through the surrender of shares of Stock that the optionee already owns, or through the surrender of shares of Stock to which the optionee is otherwise entitled under the Plan.

B. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any of its subsidiaries.

C. Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any subsidiary.

D. No Rights as a Shareholder. An employee shall have no rights as a shareholder with respect to shares covered by such employee's Option until the date of the issuance of shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

E. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any employee, such employee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any such person. Any optionee shall have only a contractual right to shares of Stock as set forth in the Agreement, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

F. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.


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G. Non-assignability. Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or any Option received under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Option received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such option.

H. Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.

I. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any optionee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

J. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Missouri without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.